Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 5, 2026 with respect to the consolidated financial statements and internal control over financial reporting of Bassett Furniture Industries, Incorporated included in the Annual Report on Form 10-K for the year ended November 29, 2025, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement.

/s/ GRANT THORNTON LLP

Charlotte, North Carolina

March 20, 2026